Exhibit 3.111

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ORGANIZATION

of

SUCCESS ACQUISITION, LLC

I, CONNIE LAWSON, Secretary of State of Indiana, hereby certify that Articles of Organization of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, May 09, 2014.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, May 9, 2014. CONNIE LAWSON, SECRETARY OF STATE

ARTICLES OF ORGANIZATION
State Form 49459 (R3/ 4-12)
Approved by State Board of Accounts, 1999

CONNIE LAWSON
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington Street, Room E018
Indianapolis, Indiana 46204
Telephone: (317) 232-6576

INSTRUCTIONS: *Use 8 1/2" x 11" white paper for attachments.*
Present original and one (1) copy of the address In upper right comer of this form.
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-18-2-4 FILING FEE: $90.00

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (*hereinafter referred to as "LLC"*) pursuant to the provisions of:

Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et. Seq. as amended, executes the following Articles of Organization:

ARTICLE I • NAME AND PRINCIPAL OFFICE

Name of LLC (*the name must include the words "Limited Liability Company," "L.L.C.," or "LLC"*)
Success Acquisition, LLC

Principal Office: The address of the principal office of the LLC is: (optional)

Post office address	City	State	Zip code
830 Crescent Centre Dive, Suite 610	Franklin	TN	37067

ARTICLE II · REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the LLC's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
CT Corporation System

Address of Registered Office (*street or building*)	City	State	Zip code
150 West Market Street, Suite 800	Indianapolis	Indiana	46204

ARTICLE III · DISSOLUTION

☐ The latest date upon which the LLC is dissolve: ____________________

☒ The Limited Liability Company is perpetual until dissolution.

ARTICLE IV · MANAGEMENT

☒ The Limited Liability Company will be managed by its members.

☐ The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this 8th day of May , 2014.

Signature	Printed Name
[signature]	Christopher L. Howard, Vice President and Secretary

This instrument was prepared by: (*name*)
Ann K. Rich, Paralegal, Waller Lansden Dortch & Davis, LLP

Address (*number, street, city and state*)	Zip code
511 Union Street, Suite 2700, Nashville, TN	37219